Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

January 15, 2021

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the Concho Resources Inc. 2019 Stock Incentive Plan and the Concho Resources Inc. 2015 Stock Incentive Plan, of the DeGolyer and MacNaughton process review letter dated February 18, 2020, which appears in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2019.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716